Exhibit 99                        SCHEDULE I

           MEMBERS OF THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS OF
                               THE FILING PERSONS

MENLO HOLDING, INC.

                    Directors and Executive Officers.

                    The name, business address, position with Menlo Holding, Inc., present principal occupation or employment and five-year employment history of the directors and executive officers of Menlo Holding, Inc., together with the names, principal businesses and addresses of any corporations or other organizations in which such principal occupation is conducted, are set forth below. Each of the directors and executive officers of Menlo Holding, Inc. is a United States citizen. To the knowledge of the Filing Persons, no director or executive officer of Menlo Holding, Inc. has been convicted in a criminal proceeding during the last five years (excluding traffic violations or similar misdemeanors) and no director or executive officer of Menlo Holding, Inc. has been a party to any judicial or administrative proceeding during the last five years (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

 NAME AND ADDRESS             PRINCIPAL OCCUPATION OR EMPLOYMENT
                              AND FIVE-YEAR EMPLOYMENT HISTORY
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Richard S. Greenberg, Ph.D.
100 Misty Lane
Parsippany, New Jersey 07054
                    Richard S. Greenberg, Ph.D., is the Chairman and Chief Executive Officer of Menlo (since March 10, 1999) and of Parent (since its inception during 2001). He has served as a director of Menlo since March 10, 1999 and as a director of Parent since its inception in 2001. Dr. Greenberg founded the predecessor of EWMA LLC in 1987 and has served as the chief executive officers of these entities and Menlo since their respective dates of formation. Dr. Greenberg has had considerable experience in the environmental and chemical industries, including as a research chemist with E.I. DuPont De Nemours and Company, from 1983 to 1986.
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George   Greenberg
100 Misty Lane
Parsippany, New Jersey 07054
                    See  Rosebud   Holding  LLC
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

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Frank Russomanno
100 Misty Lane
Parsippany, New Jersey 07054
                    Frank  Russomanno  has been the Chief  Financial  Officer of
                    Menlo since March 1999 and the Chief Financial Officer of Parent since its inception in 2001. He has also served as an executive officer of EWMA LLC and IAL LLC since 1999. Mr. Russomanno has over 20 years experience in the accounting and financial fields, having previously held varying positions with Arthur Andersen (1980 to 1984), Warner-Lambert (1984 to 1988) and Olivetti (1988 to 1990).
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          Stock Ownership.

          To the knowledge of the Filing Persons, Parent currently does not own any Shares (or rights to acquire Shares) of the Company. To the knowledge of the Filing Persons, the executive officers and directors of Parent beneficially owned the following number of Shares as of September 30, 2001:

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         Richard S. Greenberg                       4,346,000 (1)
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         George Greenberg                              30,500  (2)
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         Frank Russomanno                               5,000  (3)
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    (1) Includes 4,191,000 Shares beneficially owned by Rosebud and 5,000 Shares owned directly by Mr. Greenberg. Also includes 50% of the 300,000 Shares beneficially owned by In-Situ Oxidative Technologies, Inc., a company in which Richard S. Greenberg holds a 50% beneficial ownership interest. Such 5,000 Shares and 300,000 Shares are among the 717,297 Shares to be purchased by Menlo prior to December 31, 2001.

    (2) Such 30,500 Shares are among the 717,297 Shares to be purchased by Menlo prior to December 31, 2001.

    (3) Of these Shares, 3,000 Shares are among the 717,297 Shares to be purchased by Menlo prior to December 31, 2001. Such 5,000 Shares include 2,000 Shares which Mr. Russomanno has the right to acquire upon the exercise of options within 60 days of September 30, 2001.

ROSEBUD HOLDING, LLC

                    Directors and Executive Officers.

                    Rosebud Holding is managed by George Greenberg. Mr. Greenberg, the father of Richard S. Greenberg, has been an employee of Menlo, and the Secretary and a director of Menlo, since March 1999. He has been an officer of EWMA LLC or its predecessors since their formation in 1987, serving from 1987 to 1996 as manager of the transportation and disposal department and, from 1997 to the present, heading up its day-to-day internal Quality Control/Quality Assurance operations. In addition, he is responsible for procurement of equipment, materials and supplies. George Greenberg's principal business address is 100 Misty Lane, Parsippany, New Jersey 07054. To the knowledge of the Filing Persons,
                    George Greenberg has not been convicted in a criminal proceeding during the last five years (excluding traffic violations or similar misdemeanors) and was not a party to any judicial or administrative proceeding during the last five years (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

                    Stock Ownership.

                    Rosebud beneficially owns 4,191,000 Shares, or 79.6% of the total outstanding Shares. To the knowledge of the Filing Persons, George Greenberg does not beneficially own any Shares (or rights to acquire Shares), except to the extent that he may be deemed to beneficially own Shares beneficially owned by Rosebud Holding, LLC or as disclosed above under Menlo Holding, Inc.

THE EPIC TRUST

                    Directors and Executive Officers.

                    The trustee of The Epic Trust is the Alaska Trust Company, an Alaskan trust company having its business address at Resolution Plaza, 1029 W. Third Avenue, Suite 601, Anchorage, Alaska 99501-1981 (attention:Brandon J. Cintula). To the knowledge of the Filing Persons, Alaska Trust Company has not been convicted in a criminal proceeding during the last five years (excluding misdemeanors similar to traffic violations) and has not been a party to any judicial or administrative proceeding during the last five years (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the Alaska Trust Company from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

                    Stock Ownership.

                    To the knowledge of the Filing Persons, neither The Epic Trust nor its trustee beneficially owns any Shares (or rights to acquire Shares), except to the extent any such person may be deemed to beneficially own Shares beneficially owned by Rosebud Holding LLC.

MENLO ACQUISITION CORPORATION

                    Directors and Executive Officers.

                    The name, business address, position with Menlo Acquisition Corporation, present principal occupation or employment and five-year employment history of the directors and executive officers of Menlo Acquisition Corporation, together with the names, principal businesses and addresses of any corporations or other organizations in which such principal occupation is conducted, are set forth below. Except as otherwise indicated, each occupation set forth refers to Menlo Acquisition Corporation. Each of the directors and executive officers of Menlo Acquisition Corporation. is a United States citizen. To the knowledge of the Filing Persons, no director or executive officer of Menlo Acquisition Corporation has been convicted in a criminal proceeding during the last five years (excluding traffic violations or similar misdemeanors) and no director or executive officer of Menlo Acquisition Corporation has been a party to any judicial or administrative proceeding during the last five years (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.


NAME AND ADDRESS                            PRINCIPAL OCCUPATION OR EMPLOYMENT
                                            AND FIVE-YEAR EMPLOYMENT HISTORY
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Richard S. Greenberg, Ph.D                  See Menlo Holding, Inc.
100 Misty Lane
Parsippany, New Jersey 07054

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Lawrence B. Seidman
100 Misty Lane
Parsippany, New Jersey 07054
                    Lawrence B. Seidman has been the President, General Counsel and a Director of Menlo since March 1999. He has been an executive officer of EWMA LLC since January 1999. Previously, Mr. Seidman served as a consultant to EWMA LLC and IAL LLC and their predecessors on financial and legal matters since 1991. Since 1994, he has been the manager and president of the corporate general partner for several limited liability companies and limited partnerships that buy and sell publicly traded bank and thrift stocks. He is on the Board of Directors of First Federal Savings and Loan of East Hartford and Ambanc Holding Company, Inc.
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Frank Russomanno                            See Menlo Holding, Inc.
100 Misty Lane
Parsippany, New Jersey 07054
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George Greenberg                            See Rosebud Holding, LLC
100 Misty Lane
Parsippany, New Jersey
07054

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Daniel Lehrhoff
100 Misty Lane
Parsippany, New Jersey 07054
                    Daniel Lehrhoff is a Director and Chairman of the Audit Committee of Menlo. He has served as a Director since November 9, 2000. Mr. Lehrhoff is the President of I. Lehrhoff & Company, an appliance distribution business that has been in existence since 1918. Additionally, he is the President of Sterling Import-Export, Inc., an importer and distributor of Table Top related products, and Chief Executive Officer of Integrated Premium Concepts, Inc., a company that designs, implements and fulfills programs for employee and customer incentives.
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Dennis Pollack
100 Misty Lane
Parsippany, New Jersey 07054
                    Dennis  Pollack  is a  Director  and  Member  of  the  Audit
                    Committee of Menlo. He has served as a Director since November 9, 2000. Mr. Pollack has been the Managing Director of Pegasus Funding Group (Newton Square, PA.) since December of 1996. He is also currently acting as a consultant to the Valley National Bank of Wayne, New Jersey and the Connecticut Bank of Commerce. Over the years, Mr. Pollack has served in various positions from President and Chief Executive Officer to member of the board of directors of several corporations, banks and community organizations.
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Michael H. Leftin, Ph.D.
100 Misty Lane
Parsippany, New Jersey 07054
                    Michael H. Leftin, Ph.D. is an executive officer of IAL LLC. He has served as Laboratory Director of IAL LLC and its predecessors since 1988. Dr. Leftin has over 20 years experience in the chemical research and analytical fields, having previously held a senior research position with Rohm and Haas.
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Kevin D. Orabone
100 Misty Lane
Parsippany, New Jersey 07054
                    Kevin D. Orabone is an executive officer of EWMA LLC. He has served as Vice-President of EWMA LLC and its predecessors since 1998. He has been employed by EWMA LLC and its predecessors since 1989. In his current capacity, Mr. Orabone is responsible for the management of EWMA's entire technical staff. Previously, he served in various positions of increasing responsibility for the company. Mr. Orabone is a Licensed Professional Geologist in the state of Indiana, a Professional Geologist in the commonwealth of Pennsylvania and a Certified Professional Geologist with the American Institute of Professional Geologists.
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
          Stock Ownership.

          To the knowledge of the Filing Persons, the executive officers and directors of Menlo Acquisition Corporation beneficially owned the following number of Shares as of September 30, 2001:

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         Richard S. Greenberg                           See Menlo Holding, Inc.
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         Lawrence S. Seidman                                    499,000 (1)
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         Frank Russomanno                               See Menlo Holding, Inc.
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         George Greenberg                              See Rosebud Holding, LLC
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         Daniel Lehrhoff                                          1,000 (2)
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         Dennis Pollack                                           1,000 (2)
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         Michael H. Leftin, Ph.D.                                 6,000 (2)
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         Kevin D. Orabone                                       23,497 (2)(3)
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               (1)  Lawrence B.  Seidman owns 83,166  Shares  directly.  His two adult daughters each own 83,167 Shares. Mr. Seidman disclaims any beneficial interest in these Shares. In addition, Mr. Seidman, pursuant to a written agreement with Richard S. Greenberg, Ph.D., dated June 11, 1998, received, on or about March 10, 1999, 249,500 Shares of the Company's stock subject to forfeiture if Mr. Seidman terminates his employment with the Company on or before March 10, 2004. On each subsequent annual anniversary date, 20% of these 249,500 Shares are released from the terms and conditions of the written agreement in which they are subject to forfeiture. As of September 30, 2000, 99,800 Shares are no longer subject to forfeiture. Mr. Seidman has agreed to forfeit the remaining 149,700 Shares immediately prior to the effective date of the Merger. The 83,167 Shares owned directly by Mr. Seidman, the 166,334 Shares owned by Mr. Seidman's daughters and the 99,800 Shares no longer subject to forfeiture are among the 717,297 Shares to be purchased by Menlo prior to December 31, 2001.

               (2) The 1,000 Shares owned by Mr. Lehrhoff, the 1,000 Shares owned by Mr. Pollack, the 6,000 Shares owned by Dr. Leftin and 21,497 of the 23,497 Shares beneficially owned by Kevin Orabone are among the 717,297 Shares to be purchased by Menlo prior to December 31, 2001.

               (3) Such 23,497 Shares include 2,000 Shares which Mr. Orabone has the right to acquire upon the exercise of options within 60 days of September 30, 2001.